Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2022, relating to the financial statements and financial highlights of Innovator Growth Accelerated Plus ETF™ - January, Innovator U.S. Equity Accelerated 9 Buffer ETF™ - January, Innovator U.S. Equity Accelerated ETF™ - January, Innovator U.S. Equity Accelerated Plus ETF™ - January, Innovator Growth Accelerated Plus ETF™ - April, Innovator U.S. Equity Accelerated 9 Buffer ETF™ - April, Innovator U.S. Equity Accelerated ETF™ - April, Innovator U.S. Equity Accelerated Plus ETF™ - April, Innovator Growth Accelerated Plus ETF™ - July, Innovator U.S. Equity Accelerated 9 Buffer ETF™ - July, Innovator U.S. Equity Accelerated ETF™ - July, Innovator U.S. Equity Accelerated Plus ETF™ - July, Innovator Growth Accelerated Plus ETF™ - October, Innovator U.S. Equity Accelerated 9 Buffer ETF™ - October, Innovator U.S. Equity Accelerated ETF™ - October, Innovator U.S. Equity Accelerated Plus ETF™ - October, Innovator Growth Accelerated ETF™ - Quarterly, Innovator U.S. Equity Accelerated ETF™ - Quarterly and Innovator Uncapped Accelerated U.S. Equity ETF, each a series of Innovator ETFs Trust, for the year ended October 31, 2022, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2023